EXHIBIT 10.43

                               SUBLEASE AGREEMENT
                               ------------------

     This Sublease made the ____ day of January, 1997 (this "Sublease") by and between GEMINI AIR CARGO, LLC, a Delaware limited liability company, as successor-in-interest to Potomac Financial Group, L.L.C. (hereinafter called "Sublandlord"), and RMS INTERNATIONAL, INC., a Virginia corporation (hereinafter called "Subtenant").

                                   WITNESSETH:

     WHEREAS, Sublandlord, as lessee, entered into that certain Lease dated as of October 26, 1995 with Reston Plaza Office L.L.C., as successor-in-interest to Aetna Life Insurance Company, as lessor (hereinafter called "Prime Landlord"), for the lease of certain premises on the second floor of Prime Landlord's building known as Reston Plaza II, located at 12020 Sunrise Valley Drive, Suite 250, Reston, Virginia 22091 containing approximately 3,723 square feet (the "Premises") per Exhibit "B" attached to this agreement, to which lease (hereinafter the "Prime Lease") reference is hereby made as if the same were fully set forth herein:

     WHEREAS, the parties to this Sublease have agreed that Sublandlord shall sublet the Presmises to Subtenant.

     NOW, THEREFORE, in consideration of the covenants set forth herein, the parties covenant and agree as follows:

     1. Premises: Term. Sublandlord hereby subleases the Premises to Subtenant for a term ("Term") commencing on January 21, 1997 (the "Sublease Commencement Date") and ending at 11:59 p.m. E.S.T. on November 30, 2000 (the "Sublease Expiration Date"), unless sooner terminated in accordance herewith. Sublandlord has painted the interior walls of the Premises, and agrees to shampoo and clean the carpet; otherwise, Subtenant hereby accepts the Premises in their "as-is" condition.

     2. Termination. Upon the expiration or sooner termination of the Prime Lease for any reason, or upon the surrender of the Prime Lease by Sublandlord to the Prime Landlord, at Prime Landlord's option, this Sublease Agreement and Subtenant's rights hereunder shall terminate as of the date of such expiration, termination or surrender, as the case may be, and the Subtenant shall vacate the Premises on such date.

     3. Rent. Subtenant shall pay to Sublandlord an annual rental at the rate of ________________ per annum ("Basic Rent"), in equal monthly installments of ______________ month ("Basic Monthly Rent"), plus the Additional Rent as hereinafter defined in paragraph 4 below (the Additional Rent and the Basic Rent hereinafter collectively referred to as "Rent"). The first installment of Basic Monthly Rent shall be due and payable upon the execution hereof. On each anniversary of the Sublease Commencement Date, the Basic Rent shall be increased by an amount equal to three percent (3%) of the Basic Rent in effect during the preceding Lease Year. Except as otherwise provided herein, Subtenant shall pay the Rent in equal monthly installments in advance on the first day of each and every month during the Term. In the event that at any time during the Term Subtenant shall have a claim against Sublandlord, subtenant shall have no right to deduct the amount allegedly owed Subtenant from the Rent or other sums payable to Sublandlord hereunder, it being understood and agreed that Subtenant's sole remedy in such event shall be to institute an independent action against Sublandlord therefor.

     4. Additional Rent. Subtenant shall pay for (i) increase in Basic Rent as set forth in paragraph 3, (ii) Tenant's Share of Property Taxes pursuant to
Article 10 of the Prime Lease, (iii) Tenant's Share of Operating Costs pursuant to Article 9 of the Prime Lease, (iv) any other additional rent or other sums charged to Sublandlord pursuant to the Prime Lease. If Subtenant procures any additional services from the Prime Landlord, Subtenant shall pay for same at the rates charged by the Prime Landlord and shall make such payments as Prime Landlord may direct. All sums payable by Subtenant under this paragraph 4 shall be deemed "Additional Rent" and shall be collectable as such.

     5. Services. Except as otherwise provided herein, the only services or rights to which Subtenant is entitled under this Sublease Agreement are those to which Sublandlord is entitled as lessee under the Prime Lease and subtenant will look solely to Prime Landlord for all such services and rights.

     6. Permitted Uses. The Premises shall be used for general office purposes and related uses only and for no other purpose. Subtenant shall not use or occupy the Premises, nor permit the Premisaes to be used or occupied, for any illegal purposes or in any unlawful or illegal manner nor in any manner to create any nuisance or trespass.

     7. Compliance: Indemnification. Subtenant shall neither cause nor suffer any act or omission that would cause the Prime Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in the Prime Landlord, and Subtenant will indemnify, defend and hold sublandlord harmless from and against all claims of any kind by reason of any breach or default on the part of or by Subtenant or any of Subtenant's officers, agents, employees, contractors, invitees or licensees, by reason of which the Prime Lease may be terminated or forfeited. Subtenant represents that is has read and is familiar with the terms of the Prime Lease.

     8. Hold Harmless. Subtenant hereby agrees to indemnify, defend and hold Prime Landlord and Sublandlord harmless from and against all costs, damages, claims, liabilities and expenses (including, without limitation, attorneys' fees) suffered by or claimed against Sublandlord, directly or indirectly, based on, arising out of or resulting from (i) Subtenant's use and occupancy of the Premises or the business conducted by Subtenant therein, (ii) any act or omission by subtenant or Subtenant's agents, officers, employees, contractors, invitees or licensees, or (iii) any breach or default by Subtenant in the performance or observance of its covenants or obligations under this Sublease (including the covenants and obligations of the Subtenant under the Prime Lease as incorporated herein).

     9. Assignment: Subletting. Subtenant shall not assign this Sublease or sublet the Premises in whole or in part, and shall not permit Subtenant's interest in this Sublease to be encumbered or vested in any third party by operation of law or otherwise.

     10. Notices. Any notice or demand which either party may or must give to the other under this Sublease Agreement shall be in writing and delivered personally or sent by registered or certified mail addressed if to Sublandlord as follows:

For U.S. Mail:                                    For Federal Express and UPS:

Gemini Air Cargo, LLC                             Gemini Air Cargo, LLC
P.O. Box 16254                                    600 West Service Road
Washington Dulles International Airport           Washington Dulles International Airport
Washington, D.C. 20041-6254                       Washington, D.C. 20041
Attn: Donald M. Harwood                           Attn: Donald M. Harwood


and if to Subtenant, prior to the Sublease        and if to Subtenant, after the Sublease
Commencement date, as follows:                    Commencement date, as follows:

RMS INTERNATIONAL, INC.                           RMS INTERNATIONAL, INC.
4506 Daly Drive, Suite 600                        12020 Sunrise Valley Drive, Suite 250
Chantilly, VA 20151                               Reston, VA 20191
Attn:  Everett Holtz, President                   Attn:  Everett Holtz, President
                                                          with a copy to:
                                                  Edward V. Gregorowicz
                                                  10565 Lee Highway, Suite 102
                                                  Fairfax, VA 22030


Either party may, by notice in writing, direct that future notices or demands by sent to a different address. Notice shall be deemed to have been given when received by the party to whom addressed (on the date upon which delivery is refused, as the case may be).

     11. No Partnership. Nothing herein contained in this Sublease Agreement shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto; it being understood and agreed that no act of the parties hereto shall be deemed to create any relationship other than that of Sublandlord and Subtenant.

     12. Insurance. Subtenant agrees to maintain casualty and liability insurance coverage with respect to the Premises and with limits of liability and deductibles as required under the Prime Lease. Prior to the Sublease Commencement Date, Subtenant shall provide Sublandlord with a certificate of insurance evidencing such insurance coverage.

     13. Incorporation. Except as may be inconsistent with the terms of this Sublease Agreement, which is subject and subordinate to the Prime Lease, all the terms, covenants and conditions of the Prime Lease, excepting the provisions contained therein with respect to (a) the Security Deposit, (b) any options to renew the Term, or (c) any options to cancel the Prime Lease, shall be applicable to this Sublease Agreement with the same force and effect as if

Sublandlord were the lessor under the Prime Lease and Subtenant were the lessee thereunder; and in case of any breach by Subtenant, Sublandlord shall have all the rights against Subtenant as would be available to the lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder. In addition to the rights and remedies set forth in the Prime Lease, Sublandlord shall in addition, upon the occurrence of any breach by Subtenant and the failure to cure the same on or before the expiration of three (3) days notice thereof, be entitled to recover from Subtenant the cost of the removal of Subtenant and Subtenant's property from the Premises.


     14. Binding Agreement. The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord, subtenant, and their respective executors, administrators, successors and assigns; however, this provision shall not be deemed to authorize any violation of Section 9 thereof.

     15. Complete Agreement. All prior understandings and agreements between the parties are merged within this Sublease Agreement (including the attached Exhibit A), which alone fully and completely sets forth the understanding of the parties, and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     16. Security Deposit. Upon the execution hereof, Subtenant shall deliver to Sublandlord a security deposit in the amount of Seventeen Thousand Two Hundred Eighteen and 88/100 Dollars ($17,218.88) (the "Security Deposit") as security for the payment and performance by Subtenant of all of its obligations, covenants, conditions and agreements hereunder. The Security Deposit shall not be considered a prepayment of rent or a limit on Subtenant's liability under the Sublease or as liquidated damages. If there is an event of default by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply the Security Deposit as is reasonably necessary to cure such default, in which event Subtenant shall be obligated to promptly deliver to Sublandlord the cash amount necessary to restore the Security Deposit to its original amount, and Subtenant's failure to do so within ten (10) days after notice of demand therefor from Sublandlord shall constitute an Event of Default under the Lease entitling Sublandlord without further notice of all of its remedies under the Lease; provided, however, such default and Subtenant's liability under the Lease shall thereby be discharged only pro tanto and Subtenant shall remain liable for any amounts that said Security Deposit shall be insufficient to pay. Sublandlord agrees to return the Security Deposit to Subtenant within fifteen (15) days of the Sublease Expiration Date. In addition, Sublandlord agrees to pay Subtenant all accrued interest collected on the Security Deposit, net of taxes.

     17. Brokers. Upon execution of this Sublease by both parties, Sublandlord shall pay Julien J. Studley and The Carey Winston Company a commission as set forth in a separate agreement between Sublandlord and said brokers, for brokerage services rendered to Sublandlord in this transaction. Except as aforesaid, the parties represent and warrant to each other that they have dealt with no other broker or finders in connection with this transaction.


     18. Prime Landlord's Consent. It is understood and agreed by the parties hereto that acceptance of this Sublease by the Sublandlord shall be subject to the consent of the Prime Landlord pursuant to Section 20 of the Prime Lease. Subtenant shall use best efforts to cooperate with Sublandlord to provide the information required by Prime Landlord with respect to this Sublease. Sublandlord hereby acknowledges to Prime Landlord that, notwithstanding this Sublease, Sublandlord shall in no way be released or relieved, in whole or part, from Sublandlord's covenants as "Tenant" under the Prime Lease. In the event Prime Landlord refuses to consent to this Sublease, then upon ten (10) days following written notice thereof from Sublandlord, Subtenant shall vacate the Premises. Notwithstanding the foregoing, in the event that Subtenant fails to vacate the Premises, within such ten (10) days period
(i) Prime Landlord or Sublandlord may forthwith re-enter and take possession of said Premises, and (ii) Subtenant shall pay Landlord an amount equal to twice the monthly payment of Basic Monthly Rent in effect immediately prior to the expiration of the Term, for the period in which Subtenant occupies the Premises after the expiration of such notice; provided, however, the foregoing shall not be deemed to limit Subtenant's liability arising from any wrongful holding over.
                                      - 5 -

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

WITNESS:                                 SUBLANDLORD:

                                         GEMINI AIR CARGO, LLC


                                         By:                     [Seal]
--------------------------                  ---------------------
                                            Its: President~

ATTEST:                                  SUBTENANT:

                                         RMS INTERNATIONAL, INC.

By:                                      By:
   -------------------------                ---------------------------
   Its: Vice President                      Its:
        ---------------                         -------------------
[Corporate Seal]

                           CONSENT OF PRIME LANDLORD

Reston Plaza Office L.L.C., owner of the Premises hereinabove subleased and Prime Landlord under the Prime Lease, in accordance with the provisions of
Section 20 of the Prime Lease hereby consents to this Sublease Agreement upon the terms stated herein, and such approval is being issued on the condition that Gemini air Cargo L.L.C. will not be relieved from primary liability for all obligations of the Tenant under the Prime Lease Agreement and on the condition that this approval does not amend or modify the actual terms of the Prime Lease in any manner.

WITNESS:                                PRIME LANDLORD:

                                        RESTON PLAZA OFFICE, L.L.C.

                                        By: LaSalle Advisors Limited
                                            Partnership, Advisor and Duly
                                            Authorized Agent

                                        By:
------------------------------             ---------------------------------
                                            Name:  David L. Reahl
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------


                                        By:
------------------------------             ---------------------------------
                                            Name:  ___________ W. Duke
                                                   -------------------------
                                            Title: Principal
                                                   -------------------------